BY-LAWS
                                       OF
                                OREX CORPORATION

                                   ARTICLE I

                                    Offices

     The registered office of the Company shall be in the City of Lewes, County of Sussex, State of Delaware, and the name of its registered agent at such address is Harvard Business Services, Inc.

     The Company may have offices at such places as the Board of Directors from time to time may determine.

                                  ARTICLE II.

                                  Shareholders

     Section 1. Certificates Representing Stock. Every holder of stock in the Company shall be entitled to have a certificate signed by, or in the name of, the Company by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying the number of shares owned by him/her in the corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he/she/it were such officer, transfer agent, or registrar at the date of issue.

     Whenever the Company shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Company shall issue any share of Is stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of sock of any class or series shall be noted conspicuously on the certificate representing such shares. The Company may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his/her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     Section 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfers of shares of stock, if any, transfers or registration of transfers of shares of stock of the Company shall be made only on the stock ledger of the Company by the registered holder thereof, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company or with a transfer agent or a registrar, if any, and on the surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                                  ARTICLE III

                            Meeting of Shareholders

     Section 1. Place of Meeting. All meetings of shareholders for the election of directors or for any other purpose whatsoever shall be held at such place within or without the United States as may be decided upon from time to time by the Board of Directors and indicated in the notice of meeting.

     Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on such day of each year and at such time on said day as shall be decided by the Board of Directors and indicated in the notice of the meeting. The Board of Directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting, or as may be properly brought before the meeting. In the event that the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.

     Section 3. Special Meetings. Special meetings of the shareholders may be held on any business day when called by the Board of Directors, a majority of the Directors acting without a meeting, the holders of a majority of the outstanding voting Common Stock, or the holders of the specified percentage of any series of preferred stock entitled under a resolution of the Board of Directors to call such meetings.

     Section 4. Notice of Meetings. A written or printed notice of every annual or special meeting of the shareholders stating the time and place and, in the case of a special meeting, the purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided bylaw, which notice unless served upon a shareholder in person shall be mailed to his/her last address appearing on the books of the company pt less than ten days nor more than sixty days prior to the date of the

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meeting.  It shall be the duty of the  Secretary to give  written  notice of the annual meeting, and of each special meeting when requested so to do by the directors or shareholders calling such meeting. Any shareholder may waive in writing any notice required to be given bylaw or under these By-laws and by attendance or voting at any meeting without protesting the lack of proper notice shall be deemed to have waived notice thereof

     Section 5. Closing of Transfer Books or Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting on the date on which the resolution of the Board of Directors declaring such dividend, as the case may be, and this date shall b e the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to" any adjournment thereof

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make available a complete list of the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, with the address of and the number of shares held by each, at least ten (10) days before such meeting or adjournment thereof Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting.

     Section 7. Quorum. The majority of the outstanding shares voting of the Corporation that are entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. At such meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed. The majority of shareholders present at the meeting may continue to transact business until adjournment.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting, subscribed by such shareholder and bear a date not more than one (1) year prior to said meeting.

     Section 9. Voting of Shares. Subject to the provisions, each outstanding share eligible to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. Upon demand of any stockholder, the vote for directors or upon any question before the Meeting shall be by ballot. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a minimum of the holders of shares entitling them to exercise a majority of the voting power of the Company.

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     Section 10. Voting of Shares by Certain Shareholders. Shares outstanding in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation shall determine.

     Shares held by an administrator, executor, guardian, or server may be voted by him or her, either in person or by proxy, without transfer of shares into his or her name: Shares outstanding in the name of a trustee may the voted by him or by her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into the name of the trustee.

     Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the same without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed; such court order shall be presented to the Secretary of the Corporation before the shares are voted.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred from the name of the shareholder to another.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not b e counted in determining the total number of outstanding shares at any given time.

     Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof

     Section 12. Non-cumulative Voting. Unless otherwise provided by law, at each election of Directors, every shareholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote.

     Section 13. Order of Business. The order of business at all meetings of stockholders shall be as follows: 1) Roll Call; 2) Proof of notice of meeting or waiver of notice; 3) Reading of minutes of previous meeting; 4) Reports of Officers; 5) Reports of Committees; 6) Election of Directors; 7) Unfinished Business; 8) New Business.

                                  ARTICLE IV.

                               Board of Directors

     Section 1. Functions and Definitions. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors of the Company. The Board of Directors shall have the authority to fix the compensation of the members thereof The use of the phrase "whole board" herein refers to the total number of directors that the Company would have if there were no vacancies.

     Section 2. Number. The number of directors shall be not less than two or more than ten as may be determined by the vote of the holders of a majority of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing directors, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid.

     Section 3. Election. At each meeting of the shareholders called for the purpose of electing directors, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot.

     Section 4. Tenure. Directors shall hold office until the annual meeting next following their election or until their respective successors are elected and qualified; subject, however, to prior resignation, death or removal as provided bylaw. Any director may resign at any time upon written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing.

     Section 5. Organizational Meeting, Immediately after each annual meeting of the shareholders or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an organizational meeting at the same place for the purpose of electing officers and transacting any other business. If, for any reason, said organizational meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

     Section 6. Notice. Notice of any special meeting of the Board of Directors shall be given at least ten (10) days previous thereto by written notice delivered personally or by certified mail, return receipt requested, which notice shall be deemed to be delivered when deposited in the United States mail. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice for such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting was not lawfully called or convened.

     Section 7. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after, and at the same place as, each Annual Meeting of the Shareholders. The Board of Directors shall hold a regular meeting on the First day of each month, without notice of meeting other than this Article and Section of these By-laws.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the President or any two directors. Notice of each such meeting shall be given to each director, by air mail letter, telegram, E-mail, facsimile or equivalent, or telephone or in person not less than two (2) days prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending or voting at any such meeting, without protesting the lack of proper notice, and

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may be waived  in  writing  or by  telegram,  facsimile  or  equivalent,  by any director either before or after such meeting.

     Section 9. Quorum. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the United States, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the vote of not less than a majority of the directors present.

     Section 10. Use of Common and Preferred Stock Without Shareholder Approval

     The Board of Directors may, by resolution or resolutions, use authorized but unissued shares of Common Stock and Preferred Stock without shareholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes Purchases of convertible preferred stock shall be treated in all respects as equivalent to purchases of common stock, such that, upon acquisition, the requisite holding period for Rule 144 purposes shall begin when the Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, it shall be eligible for the safe harbor afforded by Rule 144 immediately upon conversion from Preferred to Common, as tacking shall be explicitly permitted between the Preferred Stock Certificate and its equivalent Common Certificate (or Certificates).

     Section 11. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 12. Action Without Meeting. Any action that may b e taken by the Board of Directors at a meeting may be taken without a meeting if written consent setting forth the action to betaken shall be signed before such action by a majority of the Directors.

     Section 13. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors, though possibly less than a quorum of the Board of Directors, unless otherwise prohibited by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     Section 14. Compensation. By resolution of the Board of Directors, each Director may be reimbursed for expenses of attending any meeting and may be paid a stated salary as a Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefrom.

     Section 15. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which any action or corporate matter is taken shall be presumed to

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have  assented to the action  taken  unless his or her dissent  shall be entered into the minutes of the meeting or unless he or she shall file his or her dissent with the person acting as the Secretary of the meeting before the adjournment of the meeting or within three (3) days thereafter. Such right of dissent shall not apply to any Director who voted in favor of such action.

     Section 16. Special Powers. The Board of Directors shall have the right to re incorporate the Company, to declare splits or reverse splits of the stock of the Company, or otherwise act on matters concerning the corporate status and capital structure of the Company.

                                  ARTICLE IV.

                                   Committees

     The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which to the extent provided in said resolution or resolutions or in these By-laws of the Company shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may have the power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-laws of the Company or as may be determined from time to time by resolution adopted by the Board of Directors.

                                   ARTICLE V.

                                    Officers

     Section 1. Officers Designated. The officers of the Company shall be elected by the Board of Directors at their organizational meeting or any special meeting, The chief executive officer of the Company shall be the President. In addition thereto the officers shall include an Executive Vice President, such number of Vice Presidents as the Board may choose to elect, the Secretary, the Treasurer, and such other officers as the Board may see fit. The President shall be, and the other officers may, but need not be, chosen from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required no one person shall acting more than one capacity.

     Section 2. Tenure of Office. The officers of the Company shall hold office until the next organizational meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of a majority of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

     Section 3. Powers and Duties of Officers in General. The powers and duties of the officers shall be exercised in all cases subject to such directions as the Board of Directors may see fit to give. The respective powers and duties hereinafter set forth are subject to alteration by the Board of Directors. The Board of Directors is also authorized to delegate the duties of any officer to any other officer, employee or committee and to require the performance of duties in addition to those provided for herein.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Corporation or adjournments thereof The Chairman of the Board shall be elected by, and serve exclusively at the discretion of, the Board of Directors, and shall serve a term co-incident with that of all other Board members. The Chairman of the Board of Directors shall be the spokesperson for the. Board of Directors, unless he or she assigns this duty to another Director. The Chairman of the Board of Directors shall have no special powers other than those explicitly described in this Article.

     Section  5.   President.   The  President  shall  preside  at  meetings  of
shareholders and at meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 6. Vice President. In the absence of the President, the Vice Presidents, in the order designated by the Board of Directors, shall perform the President's duties.

     Section 7. Chief Executive Officer. The President shall be the chief executive officer of the Company and as such shall have general supervision over its property, business and affairs and perform all the duties usually incident to such office, subject to the directions of the directors. Unless otherwise determined by the directors, he/she shall have authority to represent the Company at meetings of the stockholders of other corporations in which the Company holds shares, and to execute on behalf of the Company discretionary or restricted proxies. He/she may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, and shall have such other powers and duties as may be prescribed by the directors.

     Section 8. Secretary. The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He/she shall keep such records as may be required by the directors, shall give all notices of shareholders and directors meetings required by law or these By laws, or otherwise, and shall have such other powers and duties as may be prescribed by the directors.

     Section 9. Treasurer. The Treasurer shall receive and have in his/her charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Company, and shall do with the same as shall be ordered by the directors. He/she shall keep accurate financial accounts, and hold the same open for the inspection and


                                       8

examination of the directors. On the expiration of his term of office, he/she shall turn over to his/her successor, or the directors, all property, books, papers and money of the Company in his/her hands. He/she shall have such other powers and duties as may be prescribed by the directors.

     Section 10. Other Officers. All other officers shall have such power and duties as may be prescribed by the Board of Directors, or, in the absence of their action, by the chief executive officer of the Company or by the respective officers having supervision over them.

     Section  11.  Compensation.   The  Board  of  Directors  is  authorized  to
determine, or to provide the method of determining, or to empower a special committee of its members to determine, the compensation of all officers.

     Section 12. Bond. Any officer, if so required by the Board of Directors, shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

                                   ARTICLE VI

                     Contracts, Loans, Checks, and Deposits

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or limited to specific events.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or limited to specific areas or events.

     Section 3. Checks, Drafts, et Cetera. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by the President, acting in his capacity as the chief executive officer of the Corporation, and the Treasurer, or such officer or officers or agent or agents of the Corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank or other depositories as the Board of Directors shall designate.

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                                  ARTICLE VII.

              Officers and Directors May Contract With The Company

     A director or officer of the Company shall not be disqualified by his/her office from dealing or contracting with the Company as vendor, purchaser, employee, agent or otherwise. No transaction or contract or act of the Company shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Company for or in respect to any transaction or contract or act of the Company or for any gains or profits directly or indirectly realized by him/her by reason of the fact that he/she or any firm of which he/she is a member or any corporation of which he/she is a shareholder, director, or trustee, or any trust of which he/she is a trustee or beneficiary, is interested in said transaction, contract or act; provided the fact that such director or officer or such firm or such corporation or trust so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the Company may take any action within the scope of his/her authority respecting such contract or transaction or act with like force and effect as if he/she or any firm of which he/she is a member, or any corporation of which he/she is a shareholder, director, or trustee, or any trust of which he/she is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the Company has acted in .good faith is material, then notwithstanding any statue or rule of law or of equity to the contrary (if any there be), his/her good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

                                 ARTICLE VIII.

                                Indemnification

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the

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Corporation in a  consolidation  or merger,  or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurrred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, administrators, and assigns; provided, however, that except as provided in Paragraph 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it shall ultimately b e determined that such person is entitled to b e indemnified under this Article or otherwise.

     Section 2. Right of Claimant to Bring Suit. If a claim under Paragraph 1 of this Article is not paid in fill by the Corporation within thirty (3 0) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim, and, if successful on the merits or otherwise in connection with any proceeding, or in the defense of any claim, issue, or matter therein, the claimant shall be entitled also to be paid by the Corporation any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the

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circumstances  because he or she has met the applicable  standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this Article shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the Delaware General Corporation Law.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under provisions of this Article or otherwise.

                                  ARTICLE IX.

                                 Corporate Seal

     The corporate seal, circular in form, shall have inscribed thereon the name of the Company and the words "Corporate Seal".

                                   ARTICLE X

                                   Dividends

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided bylaw and the Certificate of Incorporation, except that no such dividend shall be paid except from accrued profits.

                                  ARTICLE XI.

                                  Fiscal Year

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE XII.

                                Waiver of Notice

     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE XIII.

                                   Amendments

     These By-laws may be altered, repealed, or amended in any respect or superseded by new By laws in whole or in part by the resolution of the Board of Directors.

                ------------------------------------------------


     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-laws of OREX Corporation, a Delaware corporation, as in effect on the date hereof

    Dated: Nov 8th 1999                      OREX CORPORATION


                                             /s/
                                             Warren Hemedinger, President

Attest:

By:  /s/
     Gregory Finney, Secretary

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